EXHIBIT 10.8

ADDENDUM TO EMPLOYMENT AGREEMENT

BY AND AMONG

SIBANNAC, INC., A NEVADA CORPORATION

AND

KIRK KIMERER

The Effective Date of the transaction shall be deemed to be August 31, 2015, for all purposes hereunder.

The state of incorporation of Sibannac, Inc. is amended from Colorado to Nevada.

Date: January 26, 2016

Sibannac, Inc.

By:/s/ Daniel L. Allen

            Name: Daniel L. Allen

            Title:   Chief Executive Officer

Date: January 26, 2016

Kirk Kimerer

By:/s/ Kirk Kimerer

            Name:  Kirk Kimerer

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered to be effective as of the 30th day of June, 2015 (the "Effective Date"), by and between Sibannac, a Colorado corporation (the "Company") and Kirk Kimerer (the "Executive").

WITNESSETH:

WHEREAS, the Company wishes to secure the services of the Executive subject to the contractual terms and conditions set forth herein; and

WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions, set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, material inducements and agreements set forth herein, the parties hereto agree as follows:

1. Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment with the Company, all upon the terms and conditions set forth herein.

2. Term of Employment. Subject to the terms and conditions of this Agreement, the Executive shall be employed for a term commencing on the Effective Date and ending on the 12th month from the Effective Date (the "Initial Term") unless sooner terminated as provided for herein. The Initial Term shall renew automatically for additional one (1) year periods (each a "Renewal Term" and together with the Initial Term, the "Term"), unless either party gives written notice of non-renewal (a "Non-Renewal Notice") at least sixty (60) days prior to the end of the then current Term, in which case this Agreement shall expire at the end of such Term ("Expiration"). As used herein, an Expiration due to the Company's issuance of a Non-Renewal Notice is referred to as a "Company Non-Renewal" and an Expiration due to the Executive's issuance of a Non-Renewal Notice is referred to as an "Executive Non-Renewal."

3. Duties and Responsibilities.

A. Capacity. During the Term, the Executive shall serve in the capacity of President of Sibannac Media subject to the supervision of the Board of Directors of the Company (the "Board") under the job description attached hereto as Schedule 3A.

B. Full-Time Duties. During the Term, and excluding any periods of disability, vacation or sick leave to which the Executive is entitled, the Executive shall devote a significant portion of his/her business time, attention and energies to the business of the Company. During the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees; (ii) deliver lectures or fulfill speaking engagements; (iii) manage personal investments, and (iv) perform other consulting services or engage in other independent outside activities, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. If the Company ever determines that any outside activity of the Executive interferes or conflicts with his performance under this Agreement, the Company shall provide at least thirty (30) days written notice of such determination and a reasonable time to cure or resolve such perceived conflicts. With regard to any outside consulting or independent activities by the Executive, the Company hereby waives and releases, and agrees not to assert, any right, title or interest in or to any work product of the Executive or of others involved in such outside activities.

C. Standard of Performance. The Executive will perform his duties under this Agreement with efficiency, fidelity and loyalty, to the best of his or her ability, experience and talent and in a manner consistent with his duties and responsibilities.

4. Compensation

A. Base Salary. During the first twelve months of the Term, the Company shall pay the Executive a salary (the "Base Salary") of $8,333.33 per month, pro-rated for any partial months of employment. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. Notwithstanding the foregoing, upon the earlier of (i) the Company's closing of additional financing in the aggregate amount of at least $5,000,000, whether debt or equity or any combination thereof, or (ii) in any event not later than the second renewal date, the Board of Directors shall increase the Executive's Base Salary to $10;000 per month. During the Term, the Base Salary shall be reviewed at least annually by the Board after consultation with the Executive and may from time to time be increased (but not decreased) as solely determined by the Board. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base Salary for all purposes of the Agreement and may not thereafter be reduced. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to the Executive under this Agreement.

B. Annual Performance Bonus. The Executive shall be eligible for annual discretionary bonus awards payable in cash and/or fully-vested options for common stock of the Company ("Bonus Options"), as so determined solely by the Board, based on performance objectives determined annually or at other times by the Board or pursuant to any Incentive Stock and Option Award Plan. Since the Bonus Options will have been fully earned by the performance of services for which they were granted, the exercise price of such Options shall be as low as possible consistent with the non-taxability of options.

C. Long Term Incentives. The Executive shall be eligible for participation in the Employee Stock Option Plan, restricted stock and/or other long-term incentives in the discretion of the Board on the same basis as other similarly situated senior executives of the Company. In addition, in the event the Company pursues additional rounds of equity financing during the Term, the Executive shall be offered the option to purchase, at the price offered in such financing, a sufficient additional equity interest such that if the Executive exercises this purchase option, the Executive will maintain his proportionate ownership interest in the Company.

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D. Benefits.

(1) If and to the extent that the Company maintains employee benefit plans (including, but not limited to, pension, profit-sharing, disability, accident, medical, life insurance, and hospitalization plans) (it being understood that the Company may but shall not be obligated to do so), the Executive shall be entitled to participate therein in accordance with the Company's regular practices with respect to similarly situated senior executives. The Company will have the right to amend or terminate any such benefit plans it may choose to establish.

(2) The Executive shall be entitled to such vacation, holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies available to other senior executives of the Company or as are otherwise approved by the Board.

E. The Company shall reimburse Executive for all pre-approved and reasonable and necessary expenses incurred by him in carrying out his duties under this Agreement. Executive shall submit related receipts and documentation with his request for reimbursement, within 30 days of incurrence.

5. Termination of Employment.

Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate under any of the following conditions:

A. Death. The Executive's employment under this Agreement shall terminate automatically upon his death.

B. Total Disability. The Company shall have the right to terminate this Agreement if the Executive becomes Totally Disabled. For purposes of this Agreement, "Totally Disabled" means that the Executive is not working and is currently unable to perform the substantial and material duties of his position hereunder as a result of sickness, accident or bodily injury for a continuous period of three consecutive months. Prior to a determination that Executive is Totally Disabled, but after Executive has exhausted all sick leave and vacation benefits provided by the Company, Executive shall continue to receive his Base Salary, offset by any disability benefits she may be eligible to receive.

C. Termination by Company for Cause. The Executive's employment hereunder may be terminated for Cause upon written notice by the Company. For purposes of this Agreement, "Cause" shall mean:

(1) conviction of the Executive by a court of competent jurisdiction of any felony or a crime involving moral turpitude;

(2) the Executive's willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Board;

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(3) the Executive's material breach or default in the performance of her obligations under this Agreement; or

(4) the Executive's act of misappropriation, embezzlement, intentional fraud or similar conduct involving the Company. Executive may not be terminated for Cause pursuant to subsections (2) and (3) above unless Executive is given prior written notice of the circumstances constituting "Cause" and a reasonable period to cure such circumstances, if curable, which period shall be not less than thirty (30) days, and the Executive fails to remedy the failure during such notice period.

D. Termination by the Executive for Cause or for Good Reason. The Executive's employment hereunder may be terminated by the Executive for Company Cause or by the Executive for Good Reason on written notice by Executive to the Company. For purposes of this Agreement, (i) "Company Cause" means a material failure by the Company to perform its obligations under this Agreement or under any stock option or award agreement or other written agreement between the Company and Executive or a breach by the Company of any law or regulation that poses material damage to its viability or operations; and (ii) "Good Reason" means the occurrence of any of the following circumstances without the Executive's express written consent:

(1) a material reduction in the Executive's salary or benefits, excluding the substitution of substantially equivalent compensation and benefits, or any failure by the Company to make any Base Salary or Bonus payment when due; or

(2) a material diminution of the Executive's title, position, duties, authority or responsibilities as in effect immediately prior to such diminution without the Executive's express written consent;

E. Termination Without Cause or Non-Renewal by the Company or a Termination Without Company Cause or Non-Renewal by the Executive. The Executive's employment hereunder may be terminated by the Company without Cause or by a Company Non- Renewal of the Term hereof. The Executive's employment may be terminated by the Executive without Company Cause (including voluntary resignation or retirement by the Executive) or by an Executive Non-Renewal of the Term hereof. Any such termination shall be subject to and shall comply with any applicable notice period herein.

6. Payments Upon Termination.

A. Upon Termination of Executive's employment hereunder for any reason as so provided for in Section 5 hereof, the Company shall be obligated to pay and the Executive shall be entitled to receive, within thirty (30) days of termination, any and all Base Salary and Bonus Options or other bonuses or compensation which has accrued for services performed to the date of termination and which has not yet been paid. In addition, the Executive shall be entitled to any benefits to which Executive is entitled under the terms of any applicable Executive benefit plan or program restricted stock plan and stock option plan of the Company, and, to the extent applicable,

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short-term or long-term disability plan or program with respect to any disability, or any life insurance policies and the benefits provided by such plan, program, or policies, or applicable law.

B. Upon termination of Executive's employment by the Company without Cause, by a Company Non-Renewal or by the Executive for Company Cause or for Good Reason, the Company shall be obligated to pay and the Executive shall be entitled to receive:

(1) all of the amounts and benefits described in Section 6.A. hereof;

(2) a lump sum payment, subject to Section 18 hereof, within thirty (30) days of termination, equal to two (2) months of the Executive's Base Salary;

(3) continued participation in all Executive welfare benefit programs of the Company for the remainder of the Term or, if longer, until the first anniversary of the Executive's termination of employment, as if there had been no termination of employment; provided that, to the extent that welfare benefit programs do not permit such continuations, the Company shall provide substantially equivalent benefits during such period; and

(4) any and all outstanding stock options or other unvested equity grants held by the Executive shall accelerate and fully vest. Payments under Section 6.B., with the exception of amounts due pursuant to Section 6. B(1), are continued on the execution by the Executive of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Section 6.

C. Upon termination of the Executive's employment upon the death of Executive pursuant to Section 5.A., the Company shall be obligated to pay, and the Executive shall be entitled to receive:

(1) all of the amounts and vested benefits described in Section 6.A.;

(2) any death benefit payable under a plan or policy provided by the Company; and

(3) continued participation by the Executive's dependents in the welfare benefit programs of the Company for the remainder of the Term, or if longer, until the first anniversary of the Executive's termination of employment, as if there had been no termination of employment; provided that, to the extent that welfare benefit programs do not permit such continuations, the Company shall provide substantially equivalent benefits during such period.

D. Upon termination of the Executive's employment upon the Disability of the Executive pursuant to Section 5.B., the Company shall be obligated to pay, and the Executive shall be entitled to receive:

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(1) all of the amounts and vested benefits described in Section 6.A.;

(2) the Base Salary, at the rate in effect immediately prior to the date of his termination of employment due to Disability, for the remainder of the Annual Term, offset by any payments the Executive receives under the Company's longterm disability plan and any supplements thereto during such period, whether funded or unfunded which is adopted by the Company for the Executive's benefit and not attributable to the Executive's own contributions; provided that, the Executive may receive any additional payments for which the Executive is eligible under such disability plan and any supplements; and

(3) continued participation by the Executive and his dependents in the welfare benefit programs of the Company for the remainder of the Term or, if longer, until the first anniversary of the Executive's termination of employment as if there had been no termination of the employment; provided that, to the extent that welfare benefit programs do not permit such continuations, the Company shall provide substantially equivalent benefits during such period. Payments under Section 6.D., with the exception of amounts due pursuant to Section 6.1)(1), are conditioned on the execution by the Executive or the Executive's representative of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Section 6.

E. Upon (i) voluntary termination of employment by the Executive during the Term for any reason (other than Termination by the Executive for Company Cause or for Good Reason as described in Section 6.B.), (ii) an Executive Non-Renewal of the Term, or (iii) termination by the Company for Cause, the Company shall have no further liability under or in connection with this Agreement, except to provide the amounts set forth in Section 6.A.

F. Upon voluntary or involuntary termination of employment of the Executive for any reason, subject only to timely payment by the Company of any and all post-termination amounts and delivery of all other benefits due hereunder, the Executive shall continue to be subject to the provisions of Section 7 hereof (it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder for any reason whatsoever); provided that in the case of any Company Cause or if the Company shall default in the timely payment of all post-termination amounts or delivery of any other benefits, the provisions of Section 7.A., 7.B., 7.C., 7.E and 7.17 shall survive but the non-compete provisions of 7.13 shall forthwith terminate without prejudice to any and all rights and remedies of Executive hereunder.

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7. Confidentiality, Return of Property, and Covenant Not to Compete.

A. Confidential Information.

(1) Company Information. The Company agrees that it will provide the Executive with Confidential Information, as defined below, that will enable the Executive to optimize the performance of the Executive's duties to the company. In exchange, the Executive agrees to use such Confidential Information solely for the Company's benefit. The Company and the Executive agree and acknowledge that its provision of such Confidential Information is not contingent on the Executive's continued employment with the company. Notwithstanding the preceding sentence, upon the termination of the Executive's employment for any reason, the Company shall have no obligation to provide the Executive with its Confidential Information. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Company on whom the

Executive called or with whom the Executive became acquainted during the term of the Executive's employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to the Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions.

The Executive agrees at all times during the Term and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person or entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

(2) Former Employer Information. The Executive agrees that he will not, during her employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(3) Third Party Information. The Executive recognizes that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's party to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive shall hold all such confidential or proprietary information in the strictest confidence and not disclose it to any person or entity or use it except as necessary in

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carrying, out the Executive's work for the Company consistent with the Company's agreement with such third party.

B. Returning Company documents. At the time of leaving the employ of the Company, the Executive will deliver to the Company (and will not keep in the Executive's possession) source code, architecture, web designs, specifications, drawings, blueprints, business plans, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to the Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.

C. Solicitation of Employees. The Executive agrees that for a period of twentyfour (24) months immediately following the termination of the Executive's relationship with the Company for any reason, the Executive shall not either directly or indirectly solicit, induce or recruit any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

D. Covenant Not to Compete.

(1) The Executive agrees that during the course of his or her employment and for twelve (12) months following the termination of the Executive's relationship with the Company for any reason (subject only to the provisions of Section 6.F), the Executive will not compete, without the prior written consent of the Company, as a partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise directly or indirectly, own, purchase, organize or take preparatory steps for the organization of, build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate with any business, in competition with the Company's Business (as defined herein). The foregoing covenant shall cover the Executive's activities in the United States of America. As used herein, the term "Company's Business" shall mean the development of cannabis-industry web services and marketing of associated services to cannabis industry and service companies.

(2) The Executive acknowledges that he or she will derive significant value from the Company's agreement in Section 7.A(1) to provide the Executive with that Confidential Information to enable the Executive to optimize the performance of the Executive's duties to the Company. The Executive further acknowledges that his or her fulfillment of the obligations contained in this Agreement, including, but not limited to, the Executive's obligation neither to disclose nor to use the Company's Confidential Information other than for the Company's exclusive benefit is necessary to protect the Company's Confidential Information and, consequently, to preserve the value and goodwill of the Company. The Executive further acknowledges the time, geographic and scope limitations of the Executive's obligations under subsection (1) above are reasonable, especially in light of the Company's desire to protect its Confidential Information, and that Executive will not be precluded from gainful employment if the Executive is obligated not to compete with the Company during the period and within the Territory as described above.

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(3) If, in any judicial proceeding, a court refuses to enforce any of the provisions of subsection D(1) (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary permit the remaining provisions hereof (or proportions thereof) to be enforced. In the event the provisions of subsection D(1) above are deemed to exceed the time, geographic or scope limitations permitted by Colorado law, then such provisions shall be reformed to the maximum time, geographic or scope limitations such as the case may be, then permitted by such law.

E. Representations. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive represents that his or her performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company. The Executive has not entered into, and the Executive agrees that he will not enter into, any oral or written agreement in conflict herewith.

F. Mutual Non-Disparagement. The Company and the Executive each agree and covenant not to publicly make, publish or communicate, at any time, any defamatory or disparaging remarks, comments or statements concerning the Company or its business, or any of its employees, officers, customers, suppliers and/or investors. This Section 7 does not, in any way, restrict or impede the Executive from exercising protected rights or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation or order.

G. First Right of Refusal: At any time, within 18 months after the inception of this agreement, SI shall have the first right to purchase any of Kimerer's shares which he determines to sell, on thirty days written notice from Kimerer of any proposed sale, at the same price and terms as any funded bona fide offer from a third party, subject to and on the terms and conditions set forth in a separate Repurchase Agreement and Right of First Refusal of even date herewith.

H. Restrictive Legend: Kimerer's shares shall be appropriately legended to reflect these agreements as well as the standard Rule 144 restriction form. Such Agreement shall provide that Kimerer understands and agrees that the shares shall be subject to the affiliate provisions of Rule 144, and Rule 144, and reporting under Section 16 and the Section 16 "Short Swing" rules, and that SI cannot waive those rules for so long as Kimerer is an officer or director.

8. Arbitration. Any dispute or controversy arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 7) shall be settled exclusively by final and binding arbitration in Denver, Colorado, in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AAA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules

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then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

9. Notices. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following address (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section):

If to the Company: Sibannac, Inc.

1313 E. Osborn Road, Suite 100

Phoenix, Arizona 85014

Attention: Chief Executive Officer

If to the Executive: Kirk Kimerer

1313 E. Osborn Road, Suite 100

Phoenix, Arizona 85014

10. Amendment: Waiver. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

11. Entire Agreement. This Agreement and all Exhibits attached hereto (as well as the Stock Option Agreement to be issued to Executive hereunder) constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto.

12. Severability. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

13. Binding Effect, Assignment, Etc.

A. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as

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expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). The Executive may assign this Agreement with the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement only to any of its affiliates or to any successor (whether by operation of law or otherwise) to all or substantially all of its business and assets without the consent of the Executive. For purposes of this Agreement, "affiliate" means any entity in which the Company owns shares or other measure of ownership representing at least 40% of the voting power or equivalent measure of control of such entity.

B. The compensation rights hereunder shall be assignable by the Employee, subject to the terms hereof, by written document, to any legal entity in which the Employee is at least a 51% owner. Any tax consequences thereof shall be solely the responsibility of the Employee, and Employee shall hereby agree to hold the Company harmless from any tax liability resulting from the assignment of compensation hereunder.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

15. Headings. The headings of the sections contained in this Agreement are for the convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

17. Acknowledgment of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE/SHE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT LEGAL COUNSEL TO THE COMPANY IS NOT REPRESENTING, OR ACTING AS AN ADVOCATE FOR ANY EMPLOYEE IN CONNECTION WITH THIS AGREEMENT, AND THAT HE/SHE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS/HER CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.

SIBANNAC, INC.

By: /s/ Daniel L. Allen

Name: Daniel L. Allen

Title: CEO

EXECUTIVE

KIRK KIMERER

/s/ Kirk Kimerer

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Schedule 3A

JOB DESCRIPTION

President of Sibannac Media Division. The duties and responsibilities include the following but are not limited to:

1. Oversee Sibannac Media division P&L and help Sibannac Media reach budget projections illustrated in the business plan.

2. Manage the vision, development, growth of existing Sibannac Media websites and additional web sites targeted to the cannabis industry per business plan and company objectives

3. Develop and manage a sales strategy for Sibannac Media designed to deliver consistent revenue growth and enhance value of ad inventory.

4.Responsible for staffing solutions for Sibannac Media in concert with the business plan and Sibannac Inc. management

5. Develop and manage a strategy to preserve and secure all media properties, web sites and intellectual development of Sibannac Media that are confidential in nature

6.Provide progress and intellectual updates to Sibannac Inc. management on a scheduled basis.

7. Work collaboratively with peers and business partners (Finance, Human resources and the  board of directors of Sibannac Inc.)

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